EXHIBIT 99.A8J


                             AMENDMENT NO. 1 TO THE
                          FUND PARTICIPATION AGREEMENT

         This AMENDMENT NO. 1, dated as of February 1, 1999, among RELIASTAR LIFE INSURANCE COMPANY ("LIFE COMPANY"), and NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), ADVISERS MANAGERS TRUST ("MANAGERS TRUST"), and NEUBERGER BERMAN MANAGEMENT INC. ("NB MANAGEMENT"), is made to the Fund Participation Agreement, dated as of August 8, 1997, among LIFE COMPANY, TRUST, MANAGERS TRUST and NB MANAGEMENT (the "Agreement"). Terms defined in the Agreement are used herein as therein defined.

         WHEREAS, the parties desire to amend Appendices A and B to the Agreement to add one or more Portfolios and Series.

         NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. Appendix A of the Agreement is hereby deleted and replaced with new Appendix A attached hereto.

2. Appendix B of the Agreement is hereby deleted and replaced with new Appendix B attached hereto.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same First Amendment.


NEUBERGER BERMAN                           NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST                  MANAGEMENT INC.

By: /s/                                    By: /s/
   --------------------------------           ---------------------------------
Name:                                      Name:
Title:                                     Title:

ADVISERS MANAGERS TRUST                    RELIASTAR LIFE INSURANCE
                                           COMPANY

By: /s/                                    By: /s/
   --------------------------------           ---------------------------------
Name:                                      Name:
Title:                                     Title:

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                                   APPENDIX A

Neuberger Berman Advisers                       Corresponding Series of
Management Trust and its Series (Portfolios)    Advisers Managers Trust (Series)
--------------------------------------------    --------------------------------

Balanced Portfolio                              AMT Balanced Investments

Growth Portfolio                                AMT Growth Investments

Guardian Portfolio                              AMT Guardian Investments

International Portfolio                         AMT International Investments

Limited Maturity Bond Portfolio                 AMT Limited Maturity Bond
                                                 Investments

Liquid Asset Portfolio                          AMT Liquid Asset Investments

Mid-Cap Growth Portfolio                        AMT Mid-Cap Growth Investments

Partners Portfolio                              AMT Partners Investments

Socially Responsive Portfolio                   AMT Socially Responsive
                                                 Investments


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


                                   APPENDIX B


Separate Accounts                               Selected Portfolios
-----------------                               -------------------


Select Variable Account                         Partners Portfolio
                                                Limited Maturity Bond Portfolio
                                                Socially Responsive Portfolio



Select Life Variable Account                    Partners Portfolio
                                                Limited Maturity Bond Portfolio
                                                Socially Responsive Portfolio


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